EXHIBIT 31.1

CERTIFICATION

I, Kirk A. Waldron, Interim President of SMTEK International, Inc., certify that:

1.     I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of SMTEK International, Inc.;

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: October 22, 2004
By:	/s/ Kirk A. Waldron
Kirk A. Waldron
Interim President
(principal executive officer)
SMTEK International, Inc.

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